Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, John W. Alexander, is the Chief Executive Officer of Northfield Bancorp, Inc. (the “Company”), and Steven M. Klein, is the principal financial officer of the Company. This statement is being furnished in connection with the filing by the Company of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Report”).

By execution of this statement, we certify that:

A. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and

B. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

/s/ John W. Alexander
John W. Alexander
Chairman, President and Chief Executive Officer

Dated: March 16, 2009

/s/ Steven M. Klein
Steven M. Klein
Executive Vice President and Chief Financial Officer

Dated: March 16, 2009

A signed original of this written statement required by Section 906 has been provided to Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.